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                                                                      EXHIBIT 21

                     SUBSIDIARIES OF FIRSTMERIT CORPORATION
                             AS OF JANUARY 1, 1997


CORPORATION                                         PERCENT OF OWNERSHIP
First National Bank of Ohio
(national banking association)                               100%

The Old Phoenix National Bank of Medina
(national banking association)                               100%

EST National Bank
(national banking association)                               100%

Peoples National Bank
(national banking association)                               100%

Citizens National Bank
(national banking association)                               100%

Peoples Bank, N.A.
(national banking association)                               100%

FirstMerit Credit Life Insurance Company
(Arizona corporation)                                        100%

FirstMerit Community Development Corporation
(Ohio corporation)                                           100%

Citizens Savings Corporation of Stark County                 100%

Citizens Investment Corporation                              100%


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